AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated August 2, 2007, and is by and between Transnational Financial Network, Inc., a California corporation (the "Company") and Carlington HK Limited, Mr.
 Bruce Baker, Mr. Baldwin Yung, Mr. Chris Chen, Mr. Boaz Yung, Dr. Dicken Yung, (collectively, the "Shareholders") Telava Networks, Inc., a Nevada corporation ("Telava").

                                 R E C I T A L S

         WHEREAS, the Shareholders own the shares of capital stock of Telava as set forth in Schedule 1 attached hereto, constituting all of the issued and outstanding stock of Telava (the Telava Shares);

         WHEREAS, the Company is a public company, required to file reports under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act");

         WHEREAS, the Board of Directors of the Company and Telava deem it advisable that the acquisition by the Company of Telava be effected through an exchange (the "Exchange") of Telava Shares pursuant to this Agreement;

         WHEREAS, the Company desires to acquire all of the outstanding Telava Shares for shares of common stock, no par value (the "Common Stock") through the acquisition of preferred stock of the Company that is convertible into Common Stock.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I.  EXCHANGE

         1.01 Exchange. The Shareholders shall exchange all of their Telava to converted shares for a total of 1,353,134 shares of Company Series A Convertible Preferred Stock having the rights and privileges set forth on the Designation attached as Exhibit 1 herein (the "Preferred Stock") at the Closing of this Agreement. Immediately prior to Closing there shall be 15,034,824 shares of Common Stock outstanding and 1,153,680 shares of Common Stock reserved for issuance. At the closing, the Company shall deliver to the Shareholders the number of shares of Preferred Stock convertible into Common Stock with each share of Preferred Stock convertible into 100 shares of Common Stock. The number of shares of Common Stock into which the Preferred Stock is convertible shall constitute ninety percent of the total determined by taking that number of shares plus the shares of the Company that are actually issued and outstanding or reserved for issuance.

         1.02.    Closing.  The Closing of the  transactions  contemplated  by
                  -------
this Agreement (the "Closing") shall take place on or before August 21, 2007 at the corporate offices of Telava.

         1.03.    Deliveries.  Upon Closing, the parties are delivering the
                  ----------
following documents:

                   1.03(a). The items and documents set forth in Section 1.01.

                   1.03(b). The Company shall deliver the Designation as filed with the California Secretary of State and the shares of Preferred Stock described in Section 1.01, substantially in the form set forth in Exhibit 1.03(b) hereof.

                   1.03(c). The Company shall deliver the resignations of all of its current officers and directors, and board resolutions electing Mr. Colin Tilley, Mr. Michael L. Corrigan, Dr. Dicken Yung, Mrs. Ruth Brown, Mr. Rodger Spainhower, Mr. Joseph Kristul, Mr. Baldwin Yung to the Board of Directors of the Company and Mr. Baldwin Yung as President/Chief Executive Officer, Mr. Ray Powers as Executive Vice President/Chief Operating Officer, Mr. Chris Chen as Vice President, and Mr. Rodger Spainhower as Secretary.

         1.04.    Filings.  Immediately following the Closing, the Company shall
                  -------
 file the following documents:


                   1.04(a). A Current Report on Form 8-K with the U.S. Securities and Exchange Commission, reporting the transactions set forth in this Agreement.

II.      REPRESENTATIONS AND WARRANTIES OF TELAVA

         The Shareholders and Telava hereby represent and warrant jointly and severally (except that in the case of Sections 2.01 and 2.02 hereof the representations and warranties contained therein are made severally by the Shareholders) to the Buyer as follows:

         2.01 Title to the Shares. Each Shareholder owns and is transferring to the Buyer at the Closing, good, valid and marketable title to the number of Shares set forth opposite the name of such Shareholders in Exhibit 2.01, free and clear of all liens, claims, options, charges, and encumbrances whatsoever. There are not outstanding options, warrants, or rights to purchase of acquire any of the Shares of the respective Shareholders or any of the capital stock of the Company.

         2.02 Valid and Binding Agreements. As to each Shareholder, the Agreement constitutes the valid and binding agreement of such Shareholder, enforceable in accordance with its terms, and as to each Shareholder, neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby (a) violates or will violate any statute or law or any rule, regulation, or order of any court or governmental authority, or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

         2.03. Organization. Telava is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; Telava has the corporate power and authority to carry on its business as presently conducted; and Telava is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

         2.04.  Capitalization.
                --------------

                   2.04(a). The authorized capital stock and the issued and outstanding shares of Telava is as set forth on Exhibit 2.02(a). All of the issued and outstanding shares of Telava are duly authorized, validly issued, fully paid and nonassessable.

                   2.04(b). Except as set forth in Exhibit 2.04(b) there are no outstanding options, warrants, or rights to purchase any securities of Telava.

         2.05. Subsidiaries and Investments. Telava does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, except as described in Exhibit 2.03 hereto.

         2.06. Financial Statements. The audited financial statements of Telava as of and for the two years ended December 31, 2006, including the audited balance sheet as of December 31, 2006 and the related audited statement of operations, cash flows and changes in stockholders' equity for the two years then ended, and the unaudited balance sheet as of March 31, 2007 and the related statement of operations and cash flows for the quarter ended March 31, 2007 and 2006 present fairly the financial position and results of operations of Telava, on a consistent basis.

         2.07. No Undisclosed Liabilities. To the best knowledge of Telava, other than as described in Exhibit 2.05 attached hereto, Telava is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the Financial Statements, except those incurred in the normal course of business.

         2.08. Absence of Material Changes. Since March 31, 2007, except as described in any Exhibit attached hereto or as required or permitted under this Agreement, there has not been:

                   2.08(a). any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Telava, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse;

                   2.08(b). any redemption, purchase or other acquisition of any shares of the capital stock of Telava, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by Telava relating to their authorized or issued capital stock; or

                   2.08(c). any change or amendment to the Articles of Incorporation of Telava.

         2.09. Litigation. Except as set forth in Exhibit 2.09 attached hereto, to the best knowledge of Telava there is no litigation, proceeding or investigation pending or threatened against Telava affecting any of its properties or assets against any officer, director, or stockholder of Telava that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of Telava or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         2.10. Title To Assets. Telava has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheets contained in the Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in Exhibit 2.08 attached hereto or any other Exhibit.

         2.11. Transactions with Affiliates, Directors and Shareholders. Except as set forth in Exhibit 2.09 attached hereto, there are and have been no contracts, agreements, arrangements or other transactions between Telava, and any officer, director, or stockholder of Telava, or any corporation or other entity controlled by the Shareholders, a member of the Shareholders' families, or any affiliate of the Shareholders.

         2.12. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of Telava, or any agreement, contract or instrument to which Telava is a party or by which it or any of its assets are bound.

         2.13. Disclosure. To the actual knowledge of Telava, neither this Agreement, the Financial Statements nor any other agreement, document, certificate or written or oral statement furnished to the Company by or on behalf of Telava in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         2.14. Authority. Telava has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Telava and no other corporate proceedings on the part of Telava are necessary to authorize this Agreement and the transactions contemplated hereby.

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Telava as follows, as of the date of this Agreement and as of the Closing:

         3.01.  Organization.
                ------------

                   3.01(a). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                   3.01(b). The copies of the Certificate of Incorporation, of the Company, as certified by the Secretary of State of California, and the Bylaws of the Company are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to Telava that have not also been delivered to Telava.

         3.02. Capitalization of the Company. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value per share, of which 15,034,824 shares will be outstanding at Closing, and 2,000,000 shares of preferred stock, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable.

         3.03. Subsidiaries and Investments. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

         3.04. Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Shares in accordance with the terms hereof.

         3.05. No Undisclosed Liabilities. Other than as described in Exhibit
3.05 attached hereto, the Company is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

         3.06. Litigation. There is no litigation, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         3.07. Title To Assets. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements or on any Exhibits attached hereto.

         3.08. Contracts and Undertakings. Exhibit 3.08 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which the Company is a party or by which it or its property is bound. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in material default, or alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and, to the knowledge of the Company, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         3.09. Underlying Documents. Copies of all documents described in any Exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to Telava and are complete and correct and include all amendments, supplements or modifications thereto.

         3.10. Transactions with Affiliates, Directors and Shareholders. Except as set forth in Exhibit 3.10 hereto, there are and have been no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

         3.11. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.12. Disclosure. To the actual knowledge of the Company, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Telava and the Shareholders by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.13. Financial Statements. The financial statements of the Company set forth in its Form 10K-SB for the year ended December 31, 2006 and its Form 10-QSB for the quarter ended March 31, 2007 present fairly the financial position and results of operations of the Company, on a consistent basis.

         3.14. Absence of Material Changes. Since March 31, 2007, except as described in any of the Company's filings with the Securities and Exchange Commission or in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

                   3.14(a). any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                   3.14(b). any redemption, purchase or other acquisition of any shares of the capital stock of the Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by the Company relating to their authorized or issued capital stock.

                   3.14(c). any amendment to the Articles of Incorporation of the Company.

         3.15     Securities Law Compliance

                   3.15(a) The Company's common stock is registered under
         Section 12(b) or 12(g) of the Exchange Act. The Company has filed all reports and other material required to be filed by it with the SEC pursuant to Section 15(d). Such filed reports and materials do not contain any misstatements of material facts, nor do they omit any material information required to be stated therein or necessary to prevent the statements therein from becoming misleading.

                   3.15(b) The currently outstanding common stock of the Company was issued pursuant to the Registration Statement or valid exemptions from registration under the Securities Act of 1933 pursuant to Regulation D promulgated thereunder.

IV.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants of the Company and Telava contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect.

V.  CONDITIONS TO CLOSING

         5.01. Conditions to Obligation of Telava. The obligations of Telava under this Agreement shall be subject to each of the following conditions:

                   5.01(a). The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                   5.01(b). No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

                   5.01(c). All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

                   5.01(d). The fulfillment of the obligations of the Company set forth in Section 6.02.

         5.02. Conditions to Obligations of the Company. The obligation of the Company under this Agreement shall be subject to the following conditions:

                   5.02(a). The representations and warranties of Telava herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; Telava shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

                   5.02(b). No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

                   5.02(c). All statutory requirements for the valid consummation by Telava of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by Telava of the transactions contemplated by this Agreement shall have been obtained.

         VI.      CERTAIN AGREEMENTS

         6.01. Transfer of Subordinated Debt and Other Debt. Other than the approximately $757,000 in subordinated debt which is not converting into common stock prior to closing, all other Company debts as of the Closing will be assigned to and assumed by the purchaser of the Company's assets as described in
Section 6.03. such purchaser.

         6.02. Reporting Requirements; AMEX. The Company shall file all reports required by Section 15(d) of the Securities Act of 1933 and shall maintain its books and records in accordance with Sections 12 and 13 of the Securities Exchange Act of 1934. The parties agree that the failure of the Company to make such filings with the Securities and Exchange Commission shall constitute a material breach of this Agreement. The Company shall use its best efforts to immediately list its Common Stock on the OTC Bulletin Board and to relist its

Common Stock as soon as practicable on the American Stock Exchange. The purchaser of the assets described in Section 6.03 shall pay the legal costs of the relisting and Mr. Robert Forrester shall be counsel for such matter.

         6.03. Sale of Operations. The Company shall sell its existing operations for US$1 and assume all its liabilities other than the liabilities stated in 6.01 as soon as practicable following the Closing and the board of directors appointed pursuant to Section 1.03(c) hereof shall ratify such sale.

         6.04. Lock up Agreement. At Closing, the persons converting their subordinated debt into common stock, and those shareholders including (Kristul Family LLC with 2,242,290 shares, Joseph and Maria Kristul with 629,770 shares, Robert A. Forrester with 127,500 shares, J. Peter Gaskins with 115,790 shares, Alex Rotzang with 90,000 shares, and Elena Logutova with 68,750 shares) shall agree to enter into a lock up agreement under which for one year following the Closing shall agree to sell no more than 10% of their shares in any one month, non-cumulatively. Furthermore, the board of directors of Telava shall, as part of closing, agree to extent the termination date of any options or warrants with respect to the individuals or entities set forth herein to September 1, 2009.

         6.05 Indemnity. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative in which any present or former director or officer of the Company (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Closing, the Company (the "Indemnifying Parties") will, from and after the Closing Date, jointly and severally indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law and as and to the fullest extent required by the Company's Articles of Incorporation or Law of the jurisdiction of incorporation, in effect on the date of this Agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement as incurred for reasonable legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation, subject to the Company's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is finally adjudicated (not subject to appeal) that such Indemnified Party is not entitled to be indemnified under applicable Law, and an undertaking by such Indemnified Party to indemnify the Company for such losses, claims, damages, liabilities, costs, legal and other expenses incurred by the Company if the conduct in question was intentional reckless or grossly negligent; provided, however, that except as otherwise expressly set forth in any applicable written agreement between the Company on the one hand, and any present or former director or officer thereof, on the other hand, that is in effect on the date hereof and provides for indemnification of such present or former director or officer by the Company or any of its Subsidiaries in respect of the matters that are subject to indemnification under this Section, the Company shall not be liable under this Section for any settlement effect without the Company's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         The Company will use its best efforts to (i) maintain in effect for a period of three years after the Closing Date the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefore policies issued by an insurer of comparable standing to the Company's current insurer, and of at least the same coverage, coverage amounts and deductibles and containing terms and conditions that are not less advantageous to the directors and officers of the Company) or (ii) obtain as of the Closing Date "tail" insurance policies issued by an insurer of comparable standing to the Company's current insurer and with a claims period of three years from the Closing Date with at least the same coverage, coverage amounts and deductibles and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Closing Date. The provisions of this Section will survive the Closing and are intended to be for the benefit or, and will be enforceable by, each Indemnified Party and its successors and representatives after the Closing Date and their rights under this Section are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to this Section or otherwise.



VII      PROVISIONS REGARDING BUYER'S SHARES

         7.01 Representations by the Shareholders. Each Shareholder represents and warrants to the Buyer that it is his present intention to acquire the Buyer's Shares for investment and not with a view to the distribution or resale thereof, and is confirming such intention to the Buyer by execution hereof.

         7.02 Agreements by the Shareholders. Each Shareholder agrees that he will not offer, sell, transfer, assign mortgage, pledge or otherwise dispose of or encumber any of the Buyer's Shares delivered to him pursuant to the Agreement
(a) unless in the opinion of counsel to the Buyer registration of such shares under the Securities Act of 1933, as amended, (the "Act") is not required in connection with such transaction; in which event the Shareholder shall furnish the Buyer with an opinion of counsel (which counsel shall be reasonably satisfactory to counsel for the Buyer and which opinion shall be in form and substance reasonably satisfactory to the Buyer) to the effect that the sale of the Buyer's Shares proposed to be sold is permissible or (b) a registration statement under the Act is then in effect with respect to such shares and the purchaser or transferred has been furnished with a prospectus meeting the requirements of Section 10 of the Act.

         7.03 Legend, etc. Each Shareholder agrees that the Buyer may endorse on any certificate for the Buyer's Shares to be delivered to or on behalf of the Shareholder pursuant to the Agreement an appropriate legend referring to the provisions of Sections 7.01 and 7.02 hereof, and that the Buyer may instruct its transfer agents not to transfer any such shares unless advised by the Buyer that such provisions have been complied with.

VIII.    MISCELLANEOUS

         8.01. Finder's Fees, Investment Banking Fees. Neither Telava nor the Company have retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein.

         8.02. Tax Treatment. The transactions contemplated hereby are intended to qualify as a so-called tax-free" reorganization under the provisions of
Section 368 of the Code. The Company and Telava acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

         8.03. Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         8.04. Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         8.05. Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         8.06. Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         8.07. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         8.08. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.09. Governing Law. This Agreement shall be governed by the laws of the State of California (excluding conflicts of laws principles) applicable to contracts to be performed in the State of California.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

TRANSNATIONAL FINANCIAL                  TELAVA NETWORKS, INC.
NETWORK, INC.

By:       /s/Joseph Kristul              By:/s/Baldwin Yung
          ------------------                 ----------------------------------
Name:    Joseph Kristul                  Name: Baldwin Yung
          -----------------------              --------------------------------
Title:   Chief Executive Officer         Title: Chief Executive Officer
         -----------------------             ----------------------------------

                                         SHAREHOLDERS
                                         Carlington HK Limited

                                         By:
                                             -----------------------
                                         Name:
                                             -----------------------
                                         Title:
                                               ---------------------


                                        ----------------------------
                                        Bruce Baker, Individually


                                        -----------------------------
                                        Baldwin Yung, Individually



                                        -----------------------------
                                        Chris Chen, Individually



                                        -----------------------------
                                        Boaz Yung, Individually


                                        ----------------------------
                                        Dr. Dicken Yung, Individually

                                   SCHEDULE I


                                  NUMBER OF SHARES                NUMBER OF
                                     OF TELAVA                    SHARES OF
                                    COMMON STOCK                   COMPANY
      NAMES OF                       OWNED AND                PREFERRED STOCK
    SHAREHOLDERS                  TO BE DELIVERED              TO BE RECEIVED





     Totals                       20,000,000                 1,353,134

                             Telava Exhibit 2.04(a)

                                 Capitalization



Class                   Authorized                     Outstanding

Common                   20,000,000                15,034,824

Preferred                 2,000,000                 1,353,134

                             Telava Exhibit 2.04(b)

                              Options and Warrants




                                      NONE

                               Telava Exhibit 2.05





                                      None

                               Telava Exhibit 2.07

                             Undisclosed Liabilities


                                      None

                               Telava Exhibit 2.09

                                   Litigation






                                      None

                               Telava Exhibit 2.10

                                 Title to Assets






                                      None

                               Telava Exhibit 2.11

                             Interested Transactions

                              Company Exhibit 3.05

                             Undisclosed Liabilities


                                      None

                              Company Exhibit 3.08

                                    Contracts


None except as set forth in the Company's SEC filings.

                              Company Exhibit 3.10

                             Interested Transactions


                      None except as stated in the 10-KSB.